UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 21, 2010

GREEN PLAINS RENEWABLE ENERGY, INC.
 (Exact name of registrant as specified in its charter)

Iowa
(State or other jurisdiction of incorporation)

333-121321	84-1652107
(Commission File Number)	(IRS employer identification no.)

9420 Underwood Ave., Suite 100, Omaha, Nebraska	68114
(Address of principal executive offices)	(Zip code)

(402) 884-8700

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January  21, 2010, the Board of Directors of Green Plains Renewable Energy, Inc. (the “Company”) approved the Company’s Short Term Incentive Plan (the “Plan”) as recommended by the Compensation Committee of the Board  (the “Committee”).  The Plan provides that certain specified employees of the Company may be awarded cash bonuses by the Committee upon meeting certain specified performance goals or other performance criteria as determined by the Committee.  The performance goals are as set from time-to-time by the Committee and may differ from employee-to-employee and from award-to-award.  Each current employee that is an executive officer in the Company is a participant in the Plan, as well as certain other officers of the Company.

In connection with the approval of the Plan, the Committee also established the target cash bonus amounts for 2010 for each participating officer, which range from 50% to 80% of such officer’s base salary, and the Company performance criteria that will be evaluated in determining the actual cash bonus amount. Based on the Plan, participants are eligible for awards ranging from 0% to 250% of their target cash bonus amount depending on the level of achievement of the Company financial performance criteria.  The Committee will then evaluate individual performance criteria in relation to established goals for each executive officer aligned with the business plan of the Company and may adjust the award up or down in its discretion..  Thereafter, the Committee may also adjust the award for external conditions beyond the control of the Company or the executive.  The Company financial performance component is based on achieving stated goals for 2010 budgeted earnings before interest, taxes, depreciation and amortization (“EBITDA”). The Company’s named executive officers are entitled to the following potential cash awards under the Plan for 2010:

Named Executive Officer & Title	Target Cash Bonus as percent of Base Salary	Potential Award Range as percent of Target Cash Bonus
Todd Becker, President & Chief Executive Officer	80%	0 - 250%
Jerry Peters, Chief Financial Officer	50%	0 - 200%
Steve Bleyl, EVP-Ethanol Marketing	80%	0 - 188%
Edgar Seward, EVP – Technology	50%	0 - 200%

The Plan is attached as Exhibit 10.1 hereto and incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits

Number	Description

10.1	Short-Term Incentive Plan

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2010	Green Plains Renewable Energy, Inc. By: /s/ Jerry L. Peters Jerry L. Peters Chief Financial Officer

EXHIBIT INDEX

Number	Description

10.1	Short-Term Incentive Plan